Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated October 14, 2003 on the financial statements of Ocean Resources, Inc. for the year ended June 30, 2003.

/s/ Kempisty & Company, CPAs, P.C.

Kempisty & Company, CPAs, P.C. New York, New York

Dated: April 2, 2004